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                                                                    EXHIBIT 21.1

                       RENAL CARE GROUP, INC. SUBSIDIARIES

1.    RCG Mississippi, Inc.

2.    Renal Care Group of the Midwest, Inc.

3.    Renal Care Group Texas, Inc.

4.    RCG University Division, Inc.

5.    Renal Care Group of the Southeast, Inc.

6.    Renal Care Group East, Inc.

7.    Renal Care Group Arizona, Inc.

8.    Northeast Alabama Kidney Clinic, Inc.

9.    Dialysis Management Corporation

10.   RCG PA Merger Corp.

11.   RenaLab, Inc.

12.   RCG Finance, Inc.

13.   RenalPartners, Inc.

14.   RenalNet, Inc.

15.   R.C.G. Supply Company

16.   STAT Dialysis Corporation

17.   Angleton Dialysis, Inc.

18.   Brazoria Kidney Center, Inc.

19.   Fondren Dialysis Clinic, Inc.

20.   Wharton Dialysis, Inc.

21.   KDCO, Inc.

22.   Little Rock Dialysis, Inc.

23.   Jefferson County Dialysis, Inc.

24.   Lawton Dialysis, Inc.

25.   Northwest Dialysis, Inc.

26.   Four State Regional Dialysis Center, Inc.

27.   Fort Scott Regional Dialysis Center, Inc.

28.   Miami Regional Dialysis Center, Inc.

29.   Renal Care Group Michigan, Inc.

30.   Renal Care Group Northwest, Inc.

31.   Michigan Home Dialysis Center, Inc.

32.   RenalNet Arizona, Inc.

33.   SSKG Inc.

34.   Dialysis Centers of America - Illinois, Inc.

35.   Renal Care Group Alaska, Inc.

36.   Renal Care Group Southwest Holdings, Inc.

37.   Renal Care Group Ohio, Inc.

38.   Physicians Dialysis Company, Inc.

39.   Diabetes Care Group, Inc.

40.   Dialysis Licensing Corp.

41.   RCGIH, Inc.

42.   Renal Care Group of the South, Inc.

43.   Wound Care Group, Inc.

44.   RenalPartners Foundation, Inc.

45.   Dialysis Associates of Northeast Ohio, Inc.

46.   NNA of Oklahoma, Inc.

47.   NNA of Georgia, Inc.

48.   NNA of Alabama, Inc.

49.   NNA Management Company of Kentucky, Inc.

50.   National Nephrology Associates Management Company of Texas, Inc.

51.   NNA of Nevada, Inc.

52.   National Nephrology Associates Credit Corporation

53.   NNA of Toledo, Inc.

54.   NNA of Rhode Island, Inc.

55.   NNA Properties of New Jersey, Inc.

56.   NNA Properties of Kentucky, Inc.

57.   NNA Properties of Tennessee, Inc.

58.   NNA Transportation Services Corporation

59.   NNA Management Company of Louisiana, Inc.

60.   Renex Corp.

61.   Renex Management Services, Inc.

62.   Dialysis Services of Atlanta, Inc.

63.   Renex Dialysis Clinic of Penn Hills, Inc.

64.   Renex Dialysis Clinic of Shaler, Inc.

65.   Renex Dialysis Clinic of Doylestown, Inc.

66.   Renex Dialysis Clinic of Amesbury, Inc.

67.   Renex Dialysis Clinic of North Andover, Inc.

68.   Renex Dialysis Clinic of South Georgia, Inc.

69.   Renex Dialysis Clinic of Creve Couer, Inc.

70.   Renex Dialysis Clinic of Bridgeton, Inc.

71.   Renex Dialysis Clinic of Union, Inc.

72.   Renex Dialysis Clinic of St. Louis, Inc.

73.   Renex Dialysis Clinic of Bloomfield, Inc.

74.   Renex Dialysis Homecare of Greater St. Louis Inc.

75.   Renex Dialysis Clinic of Maplewood, Inc.

76.   Renex Dialysis Clinic of University City, Inc.

77.   Renex Dialysis Facilities, Inc.

78.   Renex Dialysis Clinic of Orange, Inc.

79.   Renex Dialysis Clinic of Philadelphia, Inc.

80.   Renex Dialysis Clinic of Pittsburgh, Inc.

81.   Renex Dialysis Clinic of Woodbury, Inc.

82.   Renex Dialysis Clinic of Tampa, Inc.

83.   RCG Indiana, LLC

84.   Stuttgart Dialysis, LLC

85.   Kentucky Renal Care Group, LLC

86.   Renal Care Group Southwest, L.P.

87.   RCG West Health Supply, L.C.

88.   Kidney Disease Centers of the Ozarks, LLC

89.   Southern Ocean County Dialysis Clinic, LLC

90.   Renal Institute of Central Jersey, LLC

91.   Saint Louis Renal Care, LLC

92.   Saint Louis Supply Company, LLC

93.   Ohio Renal Care Group, LLC

94.   Ohio Renal Care Supply Company, LLC

95.   Elyria Renal Care, LLC

96.   RCG Columbus, L.L.C.

97.   Summit Renal Care, LLC

98.   Wisconsin Renal Care Group, L.L.C.

99.   Brownsville Kidney Center, Ltd.

100.  El Paso Kidney Center East, Ltd.

101.  Renal Care Group Beaumont, L.P.

102.  RCG/Saint Luke's, LLC

103.  Hutchison Dialysis, LLC

104.  RCG Brandon, LLC

105.  RCG Southaven, LLC

106.  RCG Lake Village, LLC

107.  Renal Care Group Tupelo, LLC

108.  RCG  Martin, LLC

109.  RCG Memphis, LLC

110.  RCG Whitehaven, LLC

111.  RCG Marion, LLC

112.  Renal Care Group Central Memphis, LLC

113.  RCG Memphis East, LLC

114.  RCG Tunica, LLC

115.  RCG Memphis South, LLC

116.  Renal Care Group-Harlingen, L.P.

117.  Renal Care Group South New Mexico, LLC

118.  Overland Trails Renal Care Group, LLC

119.  Pacific Northwest Renal Services, LLC

120.  THC/PNRS, LLC

121.  Inland  Northwest Renal Care Group, LLC

122.  Three Rivers Dialysis Services, LLC

123.  Lakewood Dialysis Services, LLC

124.  RCG Arlington Heights, LLC

125.  Maumee Dialysis Services, LLC

126.  Renal Dimensions, LLC

127.  Arizona Renal Investments, LLC

128.  Renal Care Group of the Rockies, LLC

129.  Columbus Area Renal Alliance, LLC

130.  RCG Bloomington, LLC

131.  RCG Houston, LLP

132.  Renal Care Group Texas, LP

133.  RCG East Texas, LLP

134.  RCG Robstown, LLP

135.  Renal Care Group Southwest Michigan, LLC

136.  Renal Care Group Westlake, LLC

137.  Renal Care Group Buffalo Grove, LLC

138.  RCG North Platte, LLC

139.  RCG Irving, LLP

140.  Lorain County Renal Care Group, LLC

141.  Renal Care Group Schaumburg, LLC

142.  RCG Southern New Jersey, LLC

143.  RCG Grand Island, LLC

144.  Dialysis Services of Southeast Alaska, LLC

145.  Dialysis Specialists of Northeast Ohio, Ltd.

146.  Renal Care Group of the Ozarks, LLC

147.  RCG Pensacola, LLC

148.  Renal Care Group Newport, LLC

149.  Whiting Dialysis Services, LLC

150.  RCG Mercy Des Moines, LLC

151.  Prescott Renal Care Group, LLC

152.  Renal Care Group Galleria, LLC

153.  Renal Care Gainesville, LLC

154.  Dialysis Associates, LLC

155.  Dialysis Associates Medical Supply, LLC

156.  National Nephrology Associates of Texas, L.P.

157.  NNA of Louisiana, LLC

158.  NNA of Oklahoma, LLC

159.  NNA of Paducah, LLC

160.  NNA of Memphis, LLC

161.  NNA of East Orange, L.L.C.

162.  NNA of Harrison, L.L.C.

163.  NNA of Newark, L.L.C.

164.  NNA - Saint Barnabas, L.L.C.

165.  NNA - Saint Barnabas-Livingston, L.L.C.

166.  NNA of Elizabeth L.L.C.

167.  NNA of Florida, L.L.C.

168.  NNA of Ada, L.L.C.

169.  Doylestown Acute Renal Services, L.L.C.

170.  Renal Care Group Newport, LLC

171.  RenalPartners of Indiana, LLC